Exhibit 10.4

APi Group Holdings

Canada ULC

Vipond Inc.

Employees’ Profit Sharing Plan

Effective January 1, 2020

Certified to be a true and correct copy of the Vipond Inc. Employees’ Profit Sharing Plan

Date	Signed

Section 1

Introduction

1.01	Effective Date

The Vipond Inc. Employees’ Profit Sharing Plan (the “Plan”) is effective January 1, 2020 (the “Effective Date”).

1.02	Purpose of the Plan

The purpose of the Plan is to align the contributions to the Plan with the annual operating income of each of the Participating Employers and to further connect Employees with the APi Group, Inc. through ownership of common shares of APi Group, Inc.

1.03	Role of the Board of Directors

The Board of Directors of APi Group, Inc. is empowered to approve the design of the Plan. The Board of Directors of Vipond Inc. is empowered to implement the Plan and to administer the Plan in accordance with the provisions of the Plan contained in this document.

1.04	Conformance with the Income Tax Act (Canada)

This Plan is designed and administered to be an Employees Profit Sharing Plan as defined and regulated by Section 144 of the Income Tax Act (Canada). The Profit Sharing Contribution from each Participating Employer is determined annually by reference to the accounting profits of that Participating Employer in the previous Plan Year and no election will be filed pursuant to Subection 144(10) of the Income Tax Act to make contributions “out of profits”.

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Section 2

Definitions

The following terms used in this Plan document will have the meanings outlined in this Section:

2.01	Account

“Account” means the account maintained by the Trustee for each Member of the Plan to record contributions made by each Participating Employer and allocated to the Member, any interest or dividends credited to the account and any common shares of APi Group, Inc. purchased by the Trustee on behalf of the Member. Any transfer of cash to the Group RRSP on behalf of a Member is deducted from the Account of the Member.

2.02	Administrator

“Administrator” means Vipond Inc. who will administer the Plan in accordance with the provisions of the Plan as set out in this Plan document.

2.03	Approved Disability Income Plan

“Approved Disability Income Plan” means a long-term disability income plan sponsored by the Participating Employer and approved by the Administrator to provide income to Employees who become disabled.

2.04	Board of Directors

“Board of Directors” means the Board of Directors of Vipond Inc. Where any reference is made in the Plan to any action to be taken, consent, approval to be given, discretion or decision to be exercised by Vipond Inc., means Vipond Inc. acting through the Board of Directors of Vipond Inc. for the purposes of the Plan.

2.05	Beneficiary

“Beneficiary” means the person designated in writing by a Member to receive benefits from the Plan on the death of the Member. The Member may revoke or amend a beneficiary designation in the form and manner prescribed by the Administrator from time to time. If a Member has not designated a Beneficiary at the date a payment becomes due under the Plan on the death of the Member, Beneficiary will mean the estate of the Member.

2.06	Continuous Employment

“Continuous Employment” means active or non-active employment, uninterrupted by retirement, lay-off in excess of thirty-five (35) weeks in any fifty-two (52) week period, or termination from employment.

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In the event that an Employee is laid-off for lack of work for a period of less than six (6) months and becomes re-employed by a Participating Employer during that six (6) month period, the Employee’s service will be considered continuous.

In the event that an Employee terminates employment and become re-employed by the Participating Employer within six (6) months following his or her date of termination, Continuous Employment will include the Employee’s previous service, but exclude any period during which the Employee was not an Employee of the Participating Employer.

In the event that an Employee’s service is interrupted for any reason for more than six (6) months but less than twelve (12) months and the Employee resumes employment with the Participating Employer, Continuous Employment may include a portion of the Employee’s previous service with the Participating Employer. The decision with respect to such service will be made by the Administrator, based on the recommendations of the Participating Employer.

In the event that an Employee’s service is interrupted for any reason for twelve (12) months or more, the Employee will be considered to be a new Employee for the purposes of the Plan if the Employee is re-employed by the Participating Employer.

2.07	Disability

“Disability” means a physical or mental incapacity, certified in writing by a doctor licensed to practice in the province in which a Member lives, which prevents the Member from performing the duties of his normal occupation with the Participating Employer for the period specified in the applicable group benefits plan, as determined by the Administrator.

In no event will a Member be deemed to be disabled if the physical or mental infirmity results from:

(a)	A disability for which the Member is not under continuing medical supervision and treatment considered satisfactory by the Administrator;

(b)	Intentionally self-inflicted injuries while sane or insane;

(c)	Full time active service in the armed forces of any country;

(d)	A disability from bodily injury, resulting directly or indirectly from insurrection, war or participation in a riot; or

(e)

Alcoholism, drug addiction or the use of hallucinogenic, unless the Member is confined to an institution specializing in the treatment of the condition and is under the care of a physician, unless a specific exception is made by the Administrator.

2.08	Early Retirement Date

“Early Retirement Date” means the first day of any month within the ten-year period ending on the Member’s Normal Retirement Date.

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2.09	EBITA

“EBITA” means Earnings Before Income Tax and Amortization of a Participating Employer determined in accordance with Canadian generally accepted accounting principles.

2.10	EBITA Profit Percentage

“EBITA Profit Percentage” for a Participating Employer means the ratio, expressed as a percentage, of the EBITA for that Participating Employer divided by Revenue of the Participating Employer for the applicable Plan Year.

2.11	Employee

“Employee” means a person who is employed by a Participating Employer on a full-time or part-time salaried or non-union hourly basis and who regularly works a minimum of twenty hours per week. Notwithstanding the foregoing the Administrator may deem any other category of persons to be Employees of the Participating Employer for the purposes of the Plan.

2.12	Effective Date

“Effective Date” means January 1, 2020.

2.13	Group RRSP

“Group RRSP” means the Group Registered Retirement Savings Plan sponsored by Vipond Inc. and the individual accounts thereunder established and administered pursuant to the applicable provisions of the Income Tax Act.

2.14	Income Tax Act

“Income Tax Act” means the Income Tax Act (Revised Statutes of Canada,1985 (5th Supp.)) and any regulations made thereunder, as amended or replaced from time to time.

2.15	Member

“Member” means an Employee who becomes a Member of the Plan in accordance with Section 3 and who has a continuing entitlement to a benefit from the Plan.

2.16	Normal Retirement Date

“Normal Retirement Date” means the first day of the month coincident with, or next following, the date that a Member attains age 65.

2.17	Participating Employer

“Participating Employer” means Vipond Inc. and all other corporate members of the APi Group Holdings Canada ULC and any subsidiary or successor corporations, whether by amalgamation, merger or otherwise, which have chosen to participate in this Plan. Participating Employers are listed in Section 15, Schedule of Participating Employers.

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2.18	Plan

“Plan” means this Vipond Inc. Employees’ Profit Sharing Plan.

2.19	Plan Assets

“Plan Assets means the assets held in the Trust Fund emanating from Profit Sharing Contributions, investments made by the Trustee and investment income earned on the Plan Assets.

2.20	Plan Year

“Plan Year” means a calendar year.

2.21	Postponed Retirement Date

“Postponed Retirement Date” means the first day of any month following the Member’s attainment of age 65 that a Member elects to retire but not beyond December 31 of the year the Member attains age 71.

2.22	Profit Sharing Contribution

“Profit Sharing Contribution” means the share of profits in a Plan Year contributed by a Participating Employer to the Plan as determined pursuant to Subsection 4.01 and which is allocated to Member Accounts.

2.23	Salary

“Salary” for a Plan Year means the lessor of:

(a)	the sum of a Member’s base pay, exclusive of overtime, shift premiums, commissions and bonuses, and

(b)	the maximum eligible salary limit of the APi Group, Inc. Profit Sharing Plan for the Plan Year converted to equivalent Canadian currency at the beginning of the Plan Year.

2.24	Trust Agreement

“Trust Agreement” means the agreement, or agreements, in effect from time to time between the Administrator and the Trustee for the purposes of the Plan.

2.25	Trustee

“Trustee” means the trustee appointed in accordance with the Trust Agreement to hold the Plan Assets and to administer the Members’ Accounts.

2.26	Rules of Interpretation

In this Plan:

(a)	reference to the male gender will include the female gender and words importing the singular will include the plural, and vice versa;

(b)	the captions and headings are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of the Plan;

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(c)	unless otherwise specified, any and all references to monetary amounts are to the lawful currency of Canada;

(d)	retirement refers to retirement from employment with the Participating Employer; and

(e)	unless specifically otherwise stated, any references to Sections or Subsections are to Sections or Subsections of this Plan.

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Section 3

Eligibility

3.01	Eligibility

(a)

Each Employee who has completed one or more years of Continuous Employment and who has completed at least one thousand (1,000) hours of employment in at least one such year and who has attained the age of 21 (twenty-one) on the Effective Date will become a Member of the Plan on the Effective Date.

(b)

Each Employee who completes one year of Continuous Service and who has completed at least one thousand hours (1,000) of employment in that year and who has attained the age of 21 (twenty-one) after the Effective Date will become a Member of the Plan on the first day of the month coincident with or next following the later of the date that the Member completes one year of service and the date that the Employee attains the age of 21 (twenty-one).

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Section 4

Profit Sharing Contributions

4.01	Profit Sharing Contribution

For each Plan Year in which a Participating Employer reports an annual profit, the Participating Employer will contribute the Profit Sharing Contribution in cash to the Trust Fund of the Plan in the following Plan Year after the annual corporate accounting audit is completed.

4.02	Profit Measure

(a)

Profit will be measured as the EBITA for each Participating Employer for the Plan Year, as determined in accordance with generally accepted accounting principles, and converted to a percentage of the annual Salary of Plan Members who are Employees of the Participating Employer and who have completed at least one thousand (1,000) hours of employment in that Plan Year.

(b)

The Profit Sharing Contribution for each Participating Employer in respect of each Member employed by such Participating Employer eligible to receive a Profit Sharing Contribution will be determined in accordance with the following table:

Profit Sharing Contribution Guidelines
EBITA Profit Percentage	Profit Sharing Contribution as % of Salary
15.00% or More	7%
12.50% - 14.99%	6%
10.00% - 12.49%	5%
8.00% - 9.99%	4%
7.00% - 7.99%	3%
6.00% - 6.99%	2%
5.00% - 5.99%	1%
Less than 5.00%	As per Paragraph 4.02(c)

(c)

If the EBITA Profit Percentage for a Participating Employer is greater than zero and less than 5.00%, the Profit Sharing Contribution from that Participating Employer will be equal to 1% of the EBITA determined on a dollar amount basis and allocated to Plan Member Accounts in proportion to the Salary of those Members of the Plan as determined by the Administrator.

(d)	For greater certainty, no Profit Sharing Contribution will payable by a Participating Employer if the EBITA Profit Percentage for that Participating Employer is less than zero.

4.03	Member Contributions

Members of the Plan are not required or permitted to contribute to the Plan.

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Section 5

Allocation of Profit Sharing Contribution

5.01	Allocation of Profit Sharing Contributions to Plan Member Accounts

The total Profit Sharing Contribution for each Plan Year from each Participating Employer will be allocated in its entirety to the Accounts of active Members of the Plan who are Employees of that Participating Employer at December 31 of that Plan Year and have not been provided notice of termination of employment or given notice of intention to resign.

5.02	Members Becoming Disabled During the Plan Year

Notwithstanding the foregoing, a Member who becomes disabled during the Plan Year will receive the same allocation as if the Member with a Disability was an active Employee at the end of the Plan Year.

5.03	Reporting of Member Allocation of Profit Sharing Contribution

The amount of the Profit Sharing Contribution allocated to a Member’s Account will be reported to the Member and to the Canada Revenue Agency by the Trustee in the manner and within the timeframe stipulated by the Canada Revenue Agency.

5.04	Member Option to Transfer to Group RRSP

A Member may elect once per Plan Year to transfer all or part of his or her Account, in cash or common shares of APi Group, Inc., or both, to the extent that such Account would be considered vested were the Member to terminate employment pursuant to Section 8.01, to an account established for the Member in the Group RRSP. The transfer will occur on a date selected by the Plan Member but not later than the last business day of the Plan Year.

If a Member elects to transfer the value of his or her account to a Group RRSP, the Member shall be solely responsible for ensuring that the full amount of the transfer is permitted under the Income Tax Act.

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Section 6

Retirement Benefits

6.01	Terms of Retirement

A Member may retire at any time on or after the Early Retirement Date but not later than the Postponed Retirement Date. Notwithstanding the foregoing, the Member is required to retire on the same retirement date as elected under the provisions of the Group RRSP. The Member is required to notify the Participating Employer of his or her intention to retire, with a minimum advance notice of sixty (60) days.

6.02	Benefit Payable on Retirement

A Member who retires on or after the Early Retirement Date will be entitled to a lump sum amount equal to the vested value of the Member’s Account immediately before the date of retirement.

In addition, if the Profit Sharing Contribution for the previous Plan Year has not been credited to the Member’s Account at the date of retirement, the Administrator will direct the Trustee to pay to the Member, in cash, an amount equal to the Member’s share of the Profit Sharing Contribution granted with respect to the prior Plan Year and payable to the Member as soon as practical following the annual accounting audit of the Participating Employer in lieu of any further entitlement to such Profit Sharing Contribution.

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Section 7

Form of Retirement Benefits

7.01	Form of Payment of Retirement Benefit

The benefit payable on retirement from a Participating Employer is the lump sum amount determined in Section 6.

7.02	Transfer of Benefit Payable on Retirement

Notwithstanding Subsection 7.01, the Member may direct the Trustee to transfer the value of the benefit payable on retirement:

(a)	In the form of cash, to a Tax Free Savings Account established by the Member in accordance with the applicable provisions of the Income Tax Act, or

(b)	In the form of cash or common shares of APi Group, Inc., to a brokerage account established by the Member.

If a Member elects to transfer the value of the benefit payable on retirement to a Tax Free Savings Account, the Member shall be solely responsible for ensuring that the full amount of the transfer is permitted under the Income Tax Act.

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Section 8

Termination Benefits

8.01	Entitlement to a Benefit on Termination of Employment

If a Member terminates his or her employment for any reason other than death, layoff or retirement, the Member is entitled to receive a lump sum payment, within 60 days of his or her termination of employment, which is based on the following vesting schedule applied to the value of the Member’s Account at the date of termination:

Years of Continuous Employment	Vested Percentage
Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

For purposes of this Subsection 8.01, date of termination shall be deemed to be the date the Member receives or gives notice of termination of employment, and shall not extend to include any period of notice of termination of employment to which the Member may be legally entitled.

8.02	Benefit Payable on Termination of Employment

A Member who terminates from the Plan is entitled to receive a lump sum amount equal to the value of the Member’s Account as at the date of termination, multiplied by the vested percentage defined in Subsection 8.01 and payable as soon as practical.

In addition, if the Profit Sharing Contribution for the previous Plan Year has not been credited to the Member Account at the date of termination, the Administrator will direct the Trustee to pay to the Member, in cash, an amount equal to the Member’s share of the Profit Sharing Contribution granted with respect to the prior Plan Year, multiplied by the vested percentage defined in Subsection 8.01 and payable to the Member as soon as practical following the annual accounting audit of the Participating Employer in lieu of any further entitlement to such Profit Sharing Contribution

8.03	Transfer of Benefit Payable on Termination of Employment

Notwithstanding Subsection 8.02, the Member may direct the Trustee to transfer the value of the benefit payable on termination of employment:

(a)	In the form of cash, to a Tax Free Savings Account established by the Member in accordance with the applicable provisions of the Income Tax Act, or

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(b)	In the form of cash or common shares of APi Group, Inc., to a brokerage account established by the Member.

If a Member elects to transfer the value of the benefit payable on termination to a Tax Free Savings Account, the Member shall be solely responsible for ensuring that the full amount of the transfer is permitted under the Income Tax Act.

8.04	Forfeited Account Values

The portion of an Account value that is not paid to a terminating Member because the vested percentage is less than 100% is referred to as the Forfeited Account Value. The sum of all Forfeited Account Values determined on the termination of employment of Members of the Plan in any Plan Year will be allocated to Accounts of active Members of the Plan at the end of the Plan Year in proportion to the Salary of those active Members, as calculated by the Administrator.

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Section 9

Death Benefits

9.01	Death Benefits Prior to Retirement

If a Member dies before retirement, the Member’s Beneficiary is entitled to receive a cash settlement within 60 (sixty) days of the Member’s death.

9.02	Benefit Payable on Death of Member

The Beneficiary of a Member, who dies while a Member of the Plan, is entitled to receive a lump sum payment from the Plan equal to the value of the Member’s Account as at the date of death, payable as soon as practical.

In addition, if the Profit Sharing Contribution for the previous Plan Year has not been credited to the Member’s Account at the date of death, the Administrator will direct the Trustee to pay to the Beneficiary, in cash, an amount equal to the Member’s share of the Profit Sharing Contribution granted with respect to the prior Plan Year and payable to the Member as soon as practical following the annual accounting audit of the Participating Employer, in lieu of any further entitlement to such Profit Sharing Contribution.

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Section 10

Disability Provisions

10.01	Certification of Disability

A Member must be certified as being disabled by a medical doctor who is licensed to practice under the laws of a province of Canada, or the jurisdiction where the Member resides.

10.02	Distribution in Year of Onset of Disability

In the Plan Year that a Member becomes disabled, he or she will be entitled to have his or her share of the Profit Sharing Contribution for that Plan Year allocated to the Member’s Account.

10.03	Benefits on Disability

(a)

A Member, who suffers a Disability and is not receiving disability income under an Approved Disability Income Plan sponsored by the Participating Employer, will be deemed to have terminated employment, or retired, and will be entitled to benefits in accordance with Section 6, or Section 8, hereof, as applicable.

(b)

A Member who suffers a Disability and is receiving disability income under an Approved Disability Income Plan sponsored by the Participating Employer will remain a Member of the Plan until such time as his or her Approved Disability Income Plan benefits cease. During the period of Disability, the Member is not entitled to any allocation of the Profit Sharing Contribution, except as outlined in Subsection 10.02.

(c)

If the disabled Member does not return to work on the expiration of the Approved Disability Income Plan benefits, he or she will be deemed to have terminated employment, or retired, at the date his or her Approved Disability Income Plan benefits cease and will be entitled to benefits in accordance with Section 6 or Section 8 hereof, as applicable.

10.04	Return to Active Employment

A Member who was receiving benefits under an Approved Disability Income Plan sponsored by the Participating Employer and who recovers from Disability and returns to active employment as an Employee, will immediately re-enter the Plan and become eligible to receive an allocation of his or her share of the Profit Sharing Contribution for that Plan Year. The Member’s Continuous Employment will include the period of Continuous Employment prior to becoming disabled, the period of the first 6 (six) months while disabled and all Continuous Employment after returning to active employment. On his or her subsequent termination of employment, death or retirement, such Member’s benefits will be based on the provisions of Section 6, Section 8 or Section 9, whichever is applicable.

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Section 11

Investment of Plan Assets

11.01	Investment of Member Accounts

(a)

Subject to paragraph 11.01(d) below, as soon as practical after the Profit Sharing Contribution is paid to the Trust Fund and allocated to the Member Accounts, the Trustee will use the cash balance in each Member Account to purchase common shares of APi Group, Inc. in the open market (currently traded on the New York Stock Exchange under ticker symbol APG).

(b)	The Trustee will purchase the maximum whole number of common shares that can be purchased with the value of the cash in the Account. The residual cash balance will remain in the Account.

(c)

Notwithstanding any provision to the contrary in this document, the Trustee shall purchase common shares of APi Group Inc. in the open market and is prohibited from acquiring common shares of APi Group Inc. directly from treasury or from any person in any manner whatsoever other than a purchase in the open market.

(d)

Notwithstanding paragraph 11.01(a) above, it understood and agreed that the Plan is not an agreement to sell or issue common shares of APi Group, Inc. to Employees and the Board of Directors, in its sole and unfettered discretion, may direct the Trustee to use the Profit Sharing Contribution in any particular year to acquire securities other than common shares of APi Group, Inc.

11.02	Investment of Residual Cash in Account

Any cash remaining in the Member Account will be invested in short term assets provided and managed by the Trustee. The Trustee will credit any interest earned on the cash or dividends paid on the shares to the Account.

11.03	Recordkeeping by the Trustee

The Trustee will maintain records of:

(a)	The Profit Sharing Contribution allocated to each Account;

(b)	Forfeited Account Values and the amount of Forfeited Account Values allocated to each Plan Member Account;

(c)	Investment earnings on the short term assets of the Account;

(d)	Dividends paid on the common shares of API Group, Inc., if any,

(e)	Capital gains and losses recorded on the liquidation of common shares of APi Group, Inc. in the Account; and

(f)	Amounts transferred to the Group RRSP.

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11.04	Reporting to Members of the Plan

The Trustee will provide an annual report to each Member of the Plan in respect of each Plan Year reporting:

(a)	Account balance at the beginning of the Plan Year;

(b)	The amount of the Profit Sharing Contribution allocated to the Account in the Plan Year;

(c)	Allocation of Forfeited Account Values in the Plan Year;

(d)	Number of common shares of APi Group, Inc. purchased in the Plan Year;

(e)	Accumulated number of common shares of APi Group, Inc. shares held in the Account at the end of the Plan Year;

(f)	Interest credited in the Plan Year;

(g)	Dividends received in the Plan Year;

(h)	Capital gains on sale of shares in the Plan Year;

(i)	Capital losses on sale of shares in the Plan Year; and

(j)	Amounts transferred to the Group RRSP in the Plan Year.

11.05	Reporting to Canada Revenue Agency

(a)	The Trustee will issue individual T4PS slips to each Member of the Plan after the end of each Plan Year to report the taxable amount of credits to the Member Account during the Plan Year.

(b)

The Trustee will issue individual T4PS slips to each Member who became disabled, retired or terminated employment in the Plan Year and to each Beneficiary of a Member who died in the Plan Year to report taxable income in respect of the Plan Year.

(c)	The Trustee will provide copies of the individual T4PS slips to the Canada Revenue Agency.

(d)	The Trustee will prepare the T4PS Summary and forward to the Canada Revenue Agency.

11.06	Reporting Forfeited Amounts to Terminated Member

The Trustee will report the applicable Forfeited Amount, if any, to each Member who terminated from the Plan in each Plan Year as soon as practical after each Plan Year in the form and within the timeframe stipulated by the Canada Revenue Agency.

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Section 12

Administration

12.01	Responsibility for Administration

The Plan will be administered by Vipond Inc.

12.02	Rules for Administration

The Administrator will have the authority to:

(a)	determine the amount of the Profit Sharing Contribution from each Participating Employer for each Plan Year;

(b)	determine the allocation of the Profit Sharing Contribution to each Member’s Account;

(c)	select the classes of Employees who are entitled to receive an allocation of the Profit Sharing Contribution each Plan Year;

(d)	monitor the investment of the Plan Assets;

(e)	make and enforce rules and regulations and to prescribe the use of forms necessary or advisable for efficient administration of the Plan;

(f)

interpret the Plan, to resolve ambiguities, inconsistencies and omissions and to decide questions concerning the eligibility of any person to become a Member and such interpretations, resolutions and decisions will be final and conclusive on all persons;

(g)	direct the Trustee to make payment of amounts due to each Member and Beneficiary under the Plan from the Trust Fund; and

(h)

to delegate authority to officers of the Participating Employer, agents and other persons to act on its behalf in carrying out the provisions and administration of the Plan and Trust Fund and to take or direct any action required or advisable with respect to the administration of the Plan and the Trust Fund.

12.03	Expenses of Operating the Trust and Administration of the Plan

All expenses of operating the Trust, the Trust Fund and the Trustee will be deducted from Member Accounts. All other cost of administration of the Plan will be paid by the Administrator.

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Section 13

Future of the Plan

13.01	Continuation of the Plan

The Administrator intends to maintain the Plan indefinitely while Members or their Beneficiaries remain entitled to benefits under the Plan. Nevertheless, the Administrator reserves the right to terminate the Plan, either in whole or in part, at any time.

13.02	Amendment to the Plan

(a)

The Administrator will have the right to amend the Plan from time to time, subject to the approval of the APi Group, Inc. Board of Directors, provided that no amendment will operate to reduce the benefits which have accrued to a Member based on Employment Service to the relevant date and for which the Member has satisfied all eligibility criteria.

(b)	Notwithstanding Subsection 13.02(a), the Administrator will not amend the Plan in any manner that would violate the applicable provisions of the Income Tax Act.

13.03	Termination of the Plan

If the Plan is terminated, or is deemed to have been terminated, for any reason, all Members will, for the purposes of the Plan, be deemed to have ceased to be Employees for the purposes of the Plan on the date of termination of the Plan and will be fully vested in the value of their Account and will receive a benefit in accordance with the provisions of Subsection 6.02 or Subsection 8.02 of the Plan, as applicable.

13.04	Wind-Up of the Participating Employer

If a Participating Employer is liquidated, dissolved or wound up, becomes bankrupt or ceases to be a Participating Employer, the portion of the Plan applicable to the Employees of that Participating Employer will be deemed to have been terminated at that time for that Participating Employer and Subsection 13.03 will apply to Members of the Plan who were Employees of the Participating Employer.

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Section 14

General Provisions

14.01	Non-Alienation

Subject to Subsection 14.02, no benefit payable under the Plan is capable of being assigned, charged, anticipated, given as security or surrendered and any attempt to accomplish the foregoing will be void, except that nothing in this Section will be interpreted as preventing an assignment by the legal representative of a deceased Member of the benefits payable on the death of the Member to such Member’s estate.

14.02	Assignment of Benefits

(a)	Support Obligations

A benefit payable under the Plan is subject to execution, seizure or attachment in satisfaction of a court order for support or maintenance enforceable in the province in which the Member resides or any other relevant jurisdiction.

(b)	Division of Family Property on Marriage Breakdown

Benefits payable under the Plan may be transferred or distributed on marriage breakdown subject to the terms of a court order or a valid separation agreement.

14.03	Continuance of Employment

The Plan will not be construed to create or enlarge any right of any Employee to remain in the employment of a Participating Employer, nor will it interfere in any manner with the right of the Participating Employer to discharge any Employee or otherwise treat an Employee’s employment without regard to the effect upon the rights under the Plan. In the event that the employment of any Employee is terminated for any reason, the terms of this Plan shall govern and the Member shall not be entitled to any other payment hereunder or compensation or damages for any Forfeited Account Values, in relation to any period of reasonable notice or in relation to any period after the date on which the notice of termination is provided, subject only to the express minimum requirements of applicable employment standards legislation.

14.04	Administrator’s Records

Wherever the records of the Administrator are used for the purposes of the Plan, such records will be conclusive of the facts with which they are concerned, unless and only until they are proven to be in error.

14.05	Severability

If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, its validity or enforceability will not affect any other provision of the Plan and the Plan will be construed and enforced as if such provision had not been included in the Plan.

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14.06	Liability of the Participating Employer

Notwithstanding anything to the contrary in this Plan:

(a)

Neither the Administrator nor any Participating Employer will be liable to any person whatsoever because of any acts, omissions, mistakes, errors in judgement or negligence of the Administrator or the Participating Employer in relation to duties or obligations under the Plan (or of any person appointed or employed by the Administrator to provide services in conjunction with the Administrator’s duties as Plan administrator) unless due to the Administrator’s or Participating Employer’s willful misconduct, gross negligence or lack of good faith, and

(b)

The Administrator will be entitled to rely in good faith upon the advice of any legal counsel, accountant, auditor or other duly qualified expert retained by the Administrator to advise it in connection with its duties hereunder and will not be liable for any action taken in good faith reliance on such advice.

14.07	Payments from the Trust Fund

The benefits payable from this Plan will be payable from the Trust Fund established for Members. The Participating Employer’s obligation is limited to making contributions in accordance with Subsection 4.01.

14.08	Withholding

All payments made or to be made under the Plan will be subject to all statutory reporting or deductions required by law, including, without limitation, any applicable federal or provincial legislation.

14.09	Successors and Assigns

This Plan, and the Participating Employer’s obligations hereunder, may without requiring the consent of any Member or Beneficiary, be assigned, in whole or in part, by a Participating Employer to any successor corporation, an affiliate or a corporation to which all or a part of the business of the Participating Employer is transferred (collectively a “Successor Corporation) provided that the Participating Employer will have obtained the undertaking of such Successor Corporation to continue the provisions of the Plan as if it were the Participating Employer of the Plan.

14.10	Construction

The Plan will be governed and construed in accordance with the laws of the applicable provinces and the laws of Canada applicable therein.

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Section 15

Schedule of Participating Employers

END OF PLAN

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